Exhibit 10.11

AMENDED AND RESTATED CONDITIONAL FEE WAIVER AGREEMENT

This Amended and Restated Conditional Fee Waiver Agreement (this “Agreement”) is made as of March 26, 2013 by and among HMS Income Fund, Inc. (the “Company”), HMS Adviser LP (the “Adviser”), Main Street Capital Corporation (“Main Street”) and Main Street Capital Partners, LLC (“Main Street Capital Partners” and, together with Main Street, the “Sub-Adviser”). The Adviser and the Sub-Adviser are collectively referred to herein as the “Advisers.”

WHEREAS, the Company maintains on file with the U.S. Securities and Exchange Commission (the “SEC”) an effective registration statement on Form N-2, as amended (File No. 333-178548) covering the continuous offering and sale of the Company’s common stock pursuant to the Securities Act of 1933, as amended (the “Registration Statement”);

WHEREAS, the Company and the Adviser have entered into an Investment Advisory and Administrative Services Agreement dated as of May 31, 2012, as amended (the “Advisory Agreement”), and the Company, the Adviser and the Sub-Adviser have entered into an Investment Sub-Advisory Agreement dated as of May 31, 2012 (the “Sub-Advisory Agreement” and together with the Advisory Agreement, the “Advisory Agreements”);

WHEREAS, on May 31, 2012, the Company, the Adviser and Main Street Capital Partners entered into that certain Conditional Fee Waiver Agreement (the “Original Agreement”) pursuant to which the Adviser and Main Street Partners agreed to conditionally waive certain fees under the Advisory Agreements to the extent that some or all of the distributions paid to the Company’s stockholders are estimated to represent a return of capital for purposes of U.S. federal income tax;

WHEREAS, Main Street is currently serving as the investment sub-adviser to the Company pursuant to the Sub-Advisory Agreement; and

WHEREAS, the Company and the Advisers now desire to amend and restate the Original Agreement in the manner stated herein primarily to reflect the extension of the term of the Original Agreement through September 30, 2013, as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.	Waived Fees. During the period beginning at the time that the Company’s Registration Statement is declared effective by the SEC and continuing through September 30, 2013 (the “Fee Waiver Period”), the Advisers hereby agree to waive the Base Management Fee and/or Incentive Fee, proportionally, as each term is defined and further described in the Advisory Agreement, due and payable by the Company to the Advisers in the event the Company estimates that a distribution declared and payable to the Company’s stockholders during the Fee Waiver Period represents, or would represent when paid, a return of capital for purposes of U.S. federal income tax. The amounts waived pursuant to the preceding sentence shall be referred to herein as the “Waived Fees.” The Company shall promptly notify the Advisers of the amount of any Waived Fees and shall deduct the Waived Fees from the amount, if any, otherwise due and payable by the Company to the Adviser pursuant to the terms of the Advisory Agreement (and therefrom payable by the Adviser to the Sub-Adviser pursuant to the Sub-Advisory Agreement) for the applicable month. If the amount owed by the Company to the Adviser pursuant to the Advisory Agreement exceeds the Waived Fees, the Company shall pay any such excess amount to the Adviser in accordance with the terms of the Advisory Agreement (and therefrom payable by the Adviser to the Sub-Adviser pursuant to the Sub-Advisory Agreement).

2.	Conditional Repayment of Waived Fees. Subject to the approval of the Company’s board of directors, the Company hereby agrees to reimburse the Advisers proportionately for any Waived Fees following any quarter in which the Company’s Net Increase in Net Assets (as hereinafter defined) exceeds the amount of the Company’s cumulative distributions paid to the Company’s stockholders in such calendar quarter (the “Excess Net Increase Net Assets”). If payable, the amount of the reimbursement payment for any calendar quarter shall equal the lesser of (i) the Excess Net Increase in Net Assets in such calendar quarter and (ii) the aggregate amount of all Waived Fees made by the Advisers to the Company within three years prior to the last business day of such calendar quarter that have not been previously reimbursed to the Company (the “Reimbursements Payment”). If payable, the Reimbursement Payment for any calendar quarter shall be paid by the Company no later than forty-five days after the end of such calendar quarter. The repayment of all such Waived Fees is to be made within a period not to exceed three (3) years from the end of the fiscal year in which the waiver of such Waived Fees is made. As used herein, “Net Increase in Net Assets” shall mean the sum of (i) the Company’s tax basis net investment income, (ii) taxable net capital gains/losses (whether short-term or long-term), and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts are not included in clauses (i) and (ii) above). For the avoidance of doubt, operating expenses deducted in calculating tax basis net investment income does not include offering expenses as defined in the Advisory Agreement or any accrued Incentive Fee related to net unrealized appreciation.

3.	Term and Termination of Agreement. This Agreement shall become effective immediately upon the date hereof. Once effective, this Agreement shall remain in effect unless otherwise terminated pursuant to Section 3(a) hereof.

a.	Termination of Agreement. This Agreement may be terminated by the Advisers upon written notice to the Company, except that once effective, the Advisers may not terminate their obligations under Section 1 hereof. This Agreement shall automatically terminate in the event of (i) the termination by the Company of the Advisory Agreements or (ii) the dissolution or liquidation of the Company. Notwithstanding any provision to the contrary, if this Agreement terminates automatically pursuant to clause (i) of this Section 3(a), the Company agrees to make a repayment to the Advisers in an amount equal to all Waived Fees not previously repaid in accordance with Section 2 hereof. Such repayment shall be made to the Adviser (and shall be repaid by the Adviser to the Sub-Adviser) not later than thirty (30) days after the termination of this Agreement.

4.	Miscellaneous.

a.	Headings. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

b.	Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (without reference to its conflicts of laws provisions) and the applicable provisions of the Investment Company Act of 1940, as amended (the “1940 Act”) and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). To the extent that the applicable laws of the State of Texas or any of the provisions herein, conflict with the applicable provisions of the 1940 Act or the Advisers Act, the latter shall control. Further, nothing herein contained shall be deemed to require the Company to take any action contrary to the Company’s Amended and Restated Articles of Incorporation or the Amended and Restated By-Laws, as each may be amended or restated, or to relieve or deprive the Company’s board of directors of its responsibility for and control of the conduct of the affairs of the Company.

c.	Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

d.	Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto, and supersedes all prior agreements or understandings (whether written or oral), with respect to the subject matter hereof.

e.	Amendments and Counterparts. This Agreement may only be amended by mutual written consent of the parties. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall, together, constitute only one instrument.

[Signature Page to Follow]

[Signature Page to Conditional Fee Waiver Agreement]

IN WITNESS WHEREOF, the parties have caused this Conditional Fee Waiver Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

COMPANY:

HMS INCOME FUND, INC.

By:	/s/ Ryan T. Sims
Name:	Ryan T. Sims
Title:	Chief Financial Officer and Secretary

ADVISER:

HMS ADVISER LP

By:	HMS ADVISER GP, LLC, its general partner

By:	/s/ Ryan T. Sims
Name:	Ryan T. Sims
Title:	Chief Financial Officer

MAIN STREET:

MAIN STREET CAPITAL CORPORATION

By:	/s/ Jason B. Beauvais
Name:	Jason B. Beauvais
Title:	Senior Vice President

MAIN STREET CAPITAL PARTNERS:

MAIN STREET CAPITAL PARTNERS, LLC

By:	/s/ Jason B. Beauvais
Name:	Jason B. Beauvais
Title:	Senior Vice President